EXHIBIT 99.1

Consolidated Communications Announces Consent Solicitation

MATTOON, Ill., March 19, 2014 (GLOBE NEWSWIRE) -- Consolidated Communications Holdings, Inc. ("Holdings") (Nasdaq:CNSL), today announced that its subsidiary, Consolidated Communications, Inc. ("CCI"), has commenced a solicitation of consents from holders of its 10.875% Senior Notes due 2020 (the "Senior Notes"). The record date to determine holders eligible to consent is 5:00 p.m., New York City time, on March 18, 2014.  CCI is soliciting consents from the holders of the Senior Notes in order to (i) modify CCI's Consolidated Leverage Ratio (as defined in the Indenture governing the Senior Notes (the "Indenture")) level required before CCI (subject to certain other conditions specified in the Indenture) can make Restricted Payments (as defined in the Indenture) otherwise available under the consolidated cash flow builder basket from 4.25 to 1.00 to 4.50 to 1.00 and (ii) modify the size of a permitted lien basket for liens securing Indebtedness (as defined in the Indenture) by amending the multiplier for CCI's Consolidated Cash Flow in the calculation of such permitted lien basket from 2.50 to 2.75, in each case under the Indenture (the "Proposed Amendments"). The Proposed Amendment with respect to modifying the size of a permitted lien basket for liens securing Indebtedness would modify such provision in the Indenture so that it would be the same as the equivalent provision in the credit agreement governing CCI's existing credit facilities. Except for the Proposed Amendments, all of the existing terms of the Indenture and the Senior Notes will remain unchanged. If the Proposed Amendments are adopted, Holdings and CCI will benefit from greater financial and operational flexibility and capacity. The consent solicitation is subject to the terms and conditions set forth in CCI's Consent Solicitation Statement, dated March 19, 2014 (the "Consent Solicitation Statement").

Holders of the Senior Notes who validly consent to the Proposed Amendments on or prior to 5:00 p.m., New York City time, on April 1, 2014 (such date and time, as they may be extended, the "Expiration Time"), will be eligible to receive a consent fee of $10.00 per $1,000 principal amount of Senior Notes for which consents are received (and not validly revoked) on or prior to the Expiration Time. Holders of the Senior Notes may revoke consents in respect of the Senior Notes at any time prior to the earlier of (i) 5:00 p.m., New York City time, on April 1, 2014, and (ii) the time at which the Requisite Consents (as defined below) for the Senior Notes have been received (such time, the "Revocation Deadline").

CCI's acceptance of validly executed, delivered and unrevoked consents and payment of the applicable consent fee with respect to the Senior Notes is conditioned upon, among other things, the receipt of the Requisite Consents on or prior to the Expiration Time.  If all of the conditions to the consent solicitation are satisfied or waived, CCI will pay the consent fee to each holder of Senior Notes who validly consented and did not revoke their consent on or prior to the Expiration Time.

No consent fee with respect to the Senior Notes will be paid if the Requisite Consents are not received prior to the Expiration Time or if the consent solicitation is terminated for any reason.  CCI reserves the right to terminate, withdraw or amend the consent solicitation at any time and from time to time, as described in the Consent Solicitation Statement.

Upon receipt of consents from holders of at least a majority in aggregate principal amount of the outstanding Senior Notes on or prior to the Expiration Time, excluding any Senior Notes owned by CCI or any of its affiliates (the "Requisite Consents"), CCI and the trustee under the indenture governing the Senior Notes will execute a third supplemental indenture giving effect to the Proposed Amendments.  Except in certain limited circumstances, consents delivered pursuant to the consent solicitation may not be withdrawn or revoked after the Revocation Deadline.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any notes or any other securities of CCI, nor shall there be any offer, solicitation or sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.  The consent solicitation is being made solely pursuant to the Consent Solicitation Statement and related materials, copies of which will be delivered to all holders of Senior Notes.  The consent solicitation is not being made to, and consents will not be accepted from or on behalf of, holders in any jurisdiction in which the making of the consent solicitation or the acceptance thereof would not be in compliance with the laws of such jurisdiction.  Holders are urged to read the Consent Solicitation Statement carefully.  Persons with questions regarding the consent solicitations should contact the solicitation agent, Morgan Stanley, at (212) 761 – 1057 or toll-free at 1 (800) 624 – 1808.  Requests for copies of the Consent Solicitation Statement and the related Consent Letter should be directed to the Tabulation and Information Agent, Global Bondholder Services, at (212) 430 – 3774 or toll-free at 1 (866) 804 – 2200.

About Consolidated

Consolidated Communications Holdings, Inc. (together with its subsidiaries, the "Company") is a leading communications provider within its six state operations of California, Illinois, Kansas, Missouri, Pennsylvania and Texas. Headquartered in Mattoon, IL, the Company has been providing services in many of its markets for over a century. With one of the highest quality networks in the industry, the Company offers a wide range of communications services, including IP-based digital and high definition television, high speed internet, voice over IP, carrier access, directory publishing and local and long distance service.

Safe Harbor

Any statements in this news release other than statements of historical facts, including statements about management's beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as "estimate," "believe," "anticipate," "expect," "intend," "plan, "target," "project," "should," "may," "will" and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include the ability of the Company to successfully integrate the operations of SureWest Communications and realize the synergies from the acquisition, as well as a number of other factors related to the businesses of the Company, including various risks to stockholders of not receiving dividends and risks to the Company's ability to pursue growth opportunities if the Company continues to pay dividends according to the current dividend policy; various risks to the price and volatility of the Company's common stock; the substantial amount of debt and the Company's ability to repay or refinance it or incur additional debt in the future; the Company's need for a significant amount of cash to service and repay the debt and to pay dividends on the Company's common stock; changes in the valuation of pension plan assets; restrictions contained in the Company's debt agreements that limit the discretion of management in operating the business; regulatory changes, including changes to subsidies, rapid development and introduction of new technologies and intense competition in the telecommunications industry; changes in content costs, which have been substantial and continue to increase; risks associated with the Company's possible pursuit of acquisitions; economic conditions in the Company's service areas; system failures; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of the Company's network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes on the telecommunications industry; and liability and compliance costs regarding environmental regulations. These and other risks and uncertainties are discussed in more detail in the Company's filings with the U.S. Securities and Exchange Commission (the "SEC"), including our reports on Form 10-K and Form 10-Q.

Many of these risks are beyond management's ability to control or predict. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements and risk factors contained in this communication and the Company's filings with the SEC. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

CONTACT: Company Contact:
         Matt Smith
         VP of Finance & Treasurer
         217-258-2959
         matthew.smith@consolidated.com